UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          DISCOVERY LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                    94-3171943
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                     Identification No.)

      350 South Main Street, Suite 307                           18901
          Doylestown, Pennsylvania                            (Zip Code)
  (Address of Principal Executive Offices)

             Discovery Laboratories, Inc. 1998 Stock Incentive Plan
                            (Full title of the plan)

                             Robert Capetola, Ph.D.
                             Chief Executive Officer
                          DISCOVERY LABORATORIES, INC.
                        350 South Main Street, Suite 307
                         Doylestown, Pennsylvania 18901
                     (Name and address of agent for service)

                                 (215) 340-4699
          (Telephone Number, Including Area Code, of Agent for Service)
                                   -----------
                                   Copies to:
                                Steven A. Fishman
                                Battle Fowler LLP
                               75 East 55th Street
                            New York, New York 10022


                                                      Calculation of Registration Fee
=========================================  ================  ===================== ======================== =====================
                                                                Proposed maximum     Proposed maximum
                                             Amount to be      offering price per   aggregate offering            Amount of
    Title of securities to be registered    registered (1)          share(2)             price(1)            registration fee(2)
---------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock                        794,935                7 15/16          $6,309,796.56              $1,655.79
=========================================  ================  ===================== ======================== =====================


(1) Represents additional shares of Common Stock issuable under the 1998 Stock Incentive Plan, as a result of the amendment of such plan to increase the number of shares issuable under such plan from 1,406,024 to 2,200,959. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Discovery
       Laboratories, Inc. 1998 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration, which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share of such shares of beneficial interest is estimated solely for the purpose of determining the registration fee and is based upon the average of the high and low prices per share of the Registrant's shares of beneficial interest reported on the Nasdaq Small Cap Stock Market on March 22, 2000.

915309.3

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

                  The documents containing the information specified in this Item will be sent or given to each participant who has been granted options ("Options") for the purchase of shares of Common Stock (the "Shares") of Discovery Laboratories, Inc., a Delaware corporation (the "Registrant") under the Discovery Laboratories, Inc. 1998 Stock Incentive Plan (the "Plan"), and, in accordance with the rules and regulations of the Securities and Exchange
Commission (the "Commission"), are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement").

Item 2.  Registration Information and Employee Plan Annual Information

                  The documents containing the information specified in this Item will be sent or given to employees who have been granted Options under the Plan and, in accordance with the rules and regulations of the Commission, are not being filed with, or included in, this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

                  The following documents, which have been heretofore filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:

         1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, as amended, including any documents or portions thereof incorporated by reference therein;

         2. The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999, as amended, June 30, 1999 and September 30, 1999;

         3. The Registrant's Definitive Proxy Statement dated May 28, 1999 for the Annual Meeting of Shareholders held on June 28, 1999, including any documents or portions thereof incorporated by reference therein;

         4. The Registrant's Form 8-K's filed with the Commission on August 9, 1999, October 15, 1999 and February 8, 2000.

         5. The description of the Common Stock contained in the Registrant's Registration Statement on Form S-8 filed with the Commission on July 24, 1998.

         6. All other documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering.

915309.3

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derives an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers, employees and other agents to the fullest extent permitted by law.

         The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant, among other things, to indemnify such director or officer against expenses (including attorney's fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Registrant (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Registrant.

Item 8.  Exhibits.

     4.1 Discovery Laboratories, Inc. 1998 Stock Incentive Plan, as amended.

     5.1 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.


915309.3
                                       -2-

     23.1     Consent of Battle Fowler LLP (Included in Exhibit 5.1).

     23.2     Consent of Richard A. Eisner & Company, LLP.

Item 9.  Undertakings.

                  (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act;

                          (ii) To reflect in the  prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any material  information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

                  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


915309.3
                                       -3-

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


915309.3
                                       -4-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of March, 2000.


                                          DISCOVERY LABORATORIES, INC.


                                          By:  /s/ Robert Capetola, Ph.D.
                                               --------------------------------
                                               Robert Capetola, Ph.D.
                                               Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Joseph F. Hughes, or John G. Sharkey. his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                   Title                                Date
                  ---------                                   -----                                ----

/s/ Robert Capetola, Ph.D.
----------------------------------------         President and Chief Executive                 March 21, 2000
           Robert Capetola, Ph.D.                Officer and Director
                                                 (Principal Executive Officer)


/s/ Evan Myrianthopoulos                         Vice President of Finance
----------------------------------------         (Principal Financial and                      March 21, 2000
            Evan Myrianthopoulos                   Accounting Officer)




/s/ Steve H. Kanzer, C.P.A., Esq.                Chairman of the Board of Directors            February 18, 2000
----------------------------------------
        Steve H. Kanzer, C.P.A., Esq.


915309.3
                                                        -5-




                  Signature                                   Title                                Date
                  ---------                                   -----                                ----



/s/ Max Link, Ph.D.                                         Director
----------------------------------------                                                       February 25, 2000
               Max Link, Ph.D.

/s/ Herbert McDade
----------------------------------------                    Director                           March 21, 2000
               Herbert McDade


/s/ David Naveh, Ph.D.                                      Director
----------------------------------------                                                       February 23, 2000
             David Naveh, Ph.D.

/s/ Richard Power
----------------------------------------                    Director                           February 23, 2000
                Richard Power


/s/ Mark Rogers, M.D.                                       Director
----------------------------------------                                                       March 21, 2000
              Mark Rogers, M.D.


/s/ Marvin Rosenthale, Ph.D.                                Director
----------------------------------------                                                       March 21, 2000
          Marvin Rosenthale, Ph.D.


/s/ Richard Sperber
----------------------------------------                    Director                           March 21, 2000
               Richard Sperber




915309.3
                                       -6-